EXHIBIT 10.1

CONSOLIDATED AMENDMENT TO COMPLETE AND PERMANENT RELEASE AND RETIREMENT AGREEMENT

Effective on this 21st day of May, 2015 (the “Amendment Date”), Matthew Williamson (“Mr. Williamson” or “You”) and Brady Corporation (the “Company”) hereby enter into this Consolidated Amendment To Complete and Permanent Release and Retirement Agreement (the “Amendment”).

WHEREAS, Mr. Williamson and the Company entered into the Complete and Permanent Release and Retirement Agreement (“Retirement Agreement”) effective February 9, 2015 regarding Mr. Williamson’s retirement from the Company;

WHEREAS, Mr. Williamson and the Company entered into Amendment No. 1 to Complete and Permanent Release and Retirement Agreement effective April 13, 2015 (“Amendment 1”); and

WHEREAS, Mr. Williamson and the Company desire to further amend the Retirement Agreement, and to revoke Amendment 1 and restate its terms in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mr. Williamson and the Company hereby agree as follows:

1.	Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Retirement Agreement.

2.	Amendment 1 is hereby revoked and superseded in its entirety by this Amendment.

3.	The second sentence of Paragraph 1 of the Retirement Agreement is deleted in its entirety and replaced with the following:

“From the Effective Date to July 31, 2015 (the “Separation Date”), Mr. Williamson will remain employed by the Company and receive his current salary and fringe benefits.”

4.	The second paragraph of Section 3 of the Retirement Agreement is deleted in its entirety and replaced with the following:

“Mr. Williamson will also be provided the option of: (i) selecting retiree health insurance benefits or healthcare benefits under COBRA in accordance with the Company’s healthcare plans and applicable law, provided that if Mr. Williamson selects COBRA benefits, the first six (6) months of COBRA benefits will be at active employee rates and the remaining period of COBRA benefits will be at regular COBRA rates; (ii) retaining his cell phone fully wiped of all Company-related data and information; (iii) purchasing his Company vehicle for 80% of its book value as of the Effective Date ( such purchase price to reflect consideration of any funds paid by Mr. Williamson toward the Company’s initial purchase of the vehicle in a manner consistent with the Company’s policies and practices); and (iv) selecting outplacement services chosen by the Company or the payment of $7,500.”

5.
This Amendment is effective as of the Amendment Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Retirement Agreement are and will remain in full force and effect. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as amendments to or waiver of any other provisions of the Retirement Agreement. On and after the Effective Date, each reference in the Retirement Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein" or words of like import will mean and be a reference to the Retirement Agreement as amended by this Amendment.

6.	This Amendment is governed by, and construed in accordance with, the laws of the State of Wisconsin, without regard to its conflict of law provisions.

7.
This Amendment constitutes the sole and entire agreement of Mr. Williamson and the Company with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

Date: May 21, 2015		/s/ MATTHEW WILLIAMSON
Matthew Williamson

Brady Corporation
	By:	/s/ J. MICHAEL NAUMAN
Its Authorized Representative